SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549





                                 FORM 8-K

                              Current Report

  Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  June  13, 1997



                        MBLA FINANCIAL CORPORATION
          (Exact Name of Registrant as specified in its Charter)


 Delaware                         0-21482              43-1637679
(State or other Jurisdiction    (SEC File No.)       (IRS Employer or
  of Incorporation)                                   Identification No.)



 101 Vine Street, Macon, Missouri                         63552
 (Address of principal executive offices)               (Zip Code)


 Registrant's telephone number, including area code:  (816) 385-2122


                              NOT APPLICABLE
       (Former name or former address, if changed since last Report)



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                        MBLA FINANCIAL CORPORATION
                   INFORMATION TO BE INCLUDED IN REPORT



Item 5.   Other Information
          -----------------
          On June 13, 1997, the Registrant issued the press release attached hereto as Exhibit 21 and incorporated herein by reference.


Item 7.   Financial Statements and Exhibits
          ---------------------------------
          Exhibit 21 -- Press Release dated June 13, 1997.









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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                   MBLA FINANCIAL CORPORATION
                                         (Registrant)


                                   By:/s/JOHN T. NEER
                                      ---------------
                                      John T. Neer
                                      President and Chief Executive Officer




Dated: June 17, 1997












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FOR IMMEDIATE RELEASE
---------------------

FOR ADDITIONAL
INFORMATION, CONTACT:                   John T. Neer
                                        President and CEO
                                        MBLA Financial Corporation
                                        Telephone (816) 385-2122


                        MBLA FINANCIAL CORPORATION
                           ANNOUNCES PAYMENT OF
                               CASH DIVIDEND


     Macon, Missouri, June 13, 1997 -- The Board of Directors of MBLA Financial Corporation, Inc. today announced a semi-annual cash dividend for the period ending June 30, 1997, of $ .20 (twenty cents) per share to stockholders of record on June 23, 1997. Payment of the cash dividend will be made on July 3, 1997.

     The Common Stock of MBLA Financial Corporation, Inc. is listed on the NASDAQ National Market under the symbol "MBLF".

     MBLA Financial Corporation, Inc. acquired all of the outstanding capital stock of Macon Building & Loan Association upon its conversion from a federally chartered mutual savings and loan association. Macon Building & Loan Association, F.A. is headquartered in Macon, Missouri with a branch office in Moberly.






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